As filed with the Securities and Exchange Commission on February 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lennar Corporation

Co-registrants are listed on the following page.

(Exact name of Registrant as specified in its charter)

Delaware	1520	95-4337490
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

700 Northwest 107th Avenue

Miami, Florida 33172

(305) 559-4000

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Mark Sustana	Copies to:
General Counsel and Secretary	David W. Bernstein, Esq.
700 Northwest 107th Avenue	K&L Gates LLP
Miami, Florida 33172	599 Lexington Avenue
(305) 559-4000	New York, New York 10022
(Name, address, including zip code, and telephone	(212) 536-3900
number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

*	Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, Class B Common Stock, Preferred Stock, Participating Preferred Stock, Depositary Shares, Debt Securities, Warrants, Units	(1)	(1)	(1)	(1)
Guarantees of Debt Securities by direct and indirect wholly-owned subsidiaries(2)	(1),(3)	(1),(3)		(3)

(1)	This registration statement relates to an indeterminate number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on conversion of other securities or on exercise of warrants with regard to which additional consideration may or may not be required. In accordance with Rules 456(b) and 457(i), the registrant is deferring payment of the registration fee, except for $150,836 that was paid with regard to securities registered in Registration Statements No. 333-117090 and 333-65244 that have not been sold.
(2)	See the following pages for a list of the guarantors, all of which are direct or indirect subsidiaries of Lennar Corporation.
(3)	Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

308 Furman, Ltd.	Texas	01-0757175
360 Developers, LLC	Florida	03-0469008
Ann Arundel Farms, Ltd.	Texas	76-0594649
Aquaterra Utilities, Inc.	Florida	59-3674555
Asbury Woods L.L.C.	Illinois	36-4491586
Astoria Options, LLC	Delaware	26-3838861
Autumn Creek Development, Ltd.	Texas	76-0566381
Aylon, LLC	Delaware	74-3135055
Bay Colony Expansion 369, Ltd.	Texas	01-0634897
Bay River Colony Development, Ltd.	Texas	None
BB Investment Holdings, LLC	Nevada	None
BCI Properties, LLC	Nevada	None
Belle Meade LEN Holdings, LLC	Florida	27-1137331
Belle Meade Partners, LLC	Florida	20-3287566
BPH I, LLC	Nevada	None
Bramalea California, Inc.	California	95-3426206
Bressi Gardenlane, LLC	Delaware	47-0876961
Builders LP, Inc.	Delaware	43-1981685
Cambria L.L.C.	Illinois	36-4343919
Cary Woods LLC	Illinois	36-4511011
Casa Marina Development, LLC	Florida	55-0817596
Caswell Acquisition Group, LLC	Delaware	None
Cedar Lakes II, LLC	North Carolina	None
Chancellor Place at Hamilton, LLC	New Jersey	45-2994842
Cherrytree II LLC	Maryland	75-2988548
CL Ventures, LLC	Florida	11-3728443
Colonial Heritage LLC	Virginia	20-0646289
Concord Station, LLP	Florida	20-0986458
Coto De Caza, Ltd., Limited Partnership	California	33-0738531
Coventry L.L.C.	Illinois	36-4511106
CP Red Oak Management, LLC	Texas	None
CP Red Oak Partners, Ltd.	Texas	20-1064026
Creekside Crossing, L.L.C.	Illinois	43-2052256
Danville Tassajara Partners, LLC	Delaware	20-1461254
Darcy-Joliet, LLC	Illinois	20-1290431
DBJ Holdings, LLC	Nevada	None
DTC Holdings of Florida, LLC	Florida	45-2118119
Estates Seven, LLC	Delaware	52-2274380
Evergreen Village LLC	Delaware	59-3801488
F&R Florida Homes, LLC	Florida	27-2136138
F&R QVI Home Investments USA, LLC	Delaware	20-8024189
FLORDADE LLC	Florida	38-3832923
Fox-Maple Associates, LLC	New Jersey	43-1997377
Friendswood Development Company, LLC	Texas	74-2859478
Garco Investments, LLC	Florida	65-1151300
Greentree Holdings, LLC	New Jersey	76-0693003
Greystone Construction, Inc.	Arizona	86-0864245
Greystone Homes, Inc.	Delaware	93-1070009
Greystone Homes of Nevada, Inc.	Delaware	88-0412604
Greystone Nevada, LLC	Delaware	88-0412611
Greywall Club L.L.C.	Illinois	20-1083688
Harveston, LLC	Delaware	02-0613649
Haverford Venture L.L.C.	Illinois	20-0064473
Haverton L.L.C.	Illinois	30-0057181
HCC Investors, LLC	Delaware	33-0770138
Heathcote Commons LLC	Virginia	20-1178932
Heritage of Auburn Hills, L.L.C.	Michigan	38-3395118
Hewitts Landing Trustee, LLC	Massachusetts	27-2909649

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Home Buyer’s Advantage Realty, Inc.	Texas	76-0573246
Homecraft Corporation	Texas	76-0334090
HTC Golf Club, LLC	Colorado	26-0312522
Inactive Companies, LLC	Florida	26-2094631
Independence L.L.C.	Virginia	76-0651137
Isles at Bayshore Club, LLC	Florida	27-2304291
Lakelands at Easton, L.L.C.	Maryland	03-0501970
Lakeside Farm, LLC	Maryland	None
Largo Park Multifamily Developer, LLC	Delaware	45-2976674
LCD Asante, LLC	Delaware	26-1131090
Legends Club, LLC	Florida	48-1259544
Legends Golf Club, LLC	Florida	59-3691814
LEN - Belle Meade, LLC	Florida	27-1077754
LEN - Palm Vista, LLC	Florida	27-1077269
LEN Paradise Cable, LLC	Florida	27-2559480
LEN Paradise Operating, LLC	Florida	27-2559369
Len Paradise, LLC	Florida	27-0950511
Lencraft, LLC	Maryland	20-1749015
LENH I, LLC	Florida	56-2349820
Len-Hawks Point, LLC	Florida	45-4049841
Lennar - BVHP, LLC	California	94-3332430
Lennar Aircraft I, LLC	Delaware	20-2424732
Lennar Arizona, Inc.	Arizona	20-5335505
Lennar Arizona Construction, Inc.	Arizona	20-5335712
Lennar Associates Management, LLC	Delaware	52-2257293
Lennar Associates Management Holding Company	Florida	31-1806357
Lennar Bridges, LLC	California	33-0843355
Lennar Buffington Colorado Crossing, L.P.	Texas	20-2002341
Lennar Buffington Zachary Scott, L.P.	Texas	20-1577414
Lennar Carolinas, LLC	Delaware	20-3150607
Lennar Central Park, LLC	Delaware	20-1087322
Lennar Central Region Sweep, Inc.	Nevada	65-1111068
Lennar Central Texas, L.P.	Texas	20-5336543
Lennar Chicago, Inc.	Illinois	36-3971759
Lennar Cobra, LLC	Delaware	26-3945098
Lennar Colorado, LLC	Colorado	20-0451796
Lennar Communities, Inc.	California	33-0855007
Lennar Communities Development, Inc.	Delaware	86-0262130
Lennar Communities Nevada, LLC	Nevada	20-3035653
Lennar Communities of Chicago L.L.C.	Illinois	20-2036535
Lennar Construction, Inc.	Arizona	86-0972186
Lennar Coto Holdings, L.L.C.	California	33-0787906
Lennar Developers, Inc.	Florida	48-1259540
Lennar Distressed Investments, LLC	Delaware	27-1816535
Lennar Family of Builders GP, Inc.	Delaware	43-1981691
Lennar Family of Builders Limited Partnership	Delaware	43-1981697
Lennar Financial Services, LLC	Florida	65-0774024
Lennar Fresno, Inc.	California	33-1008718
Lennar Gardens, LLC	Florida	27-4501329
Lennar Georgia, Inc.	Georgia	20-8892316
Lennar Greer Ranch Venture, LLC	California	33-0888370
Lennar Heritage Fields, LLC	California	27-3194383
Lennar Hingham Holdings, LLC	Delaware	20-2866090
Lennar Hingham JV, LLC	Delaware	20-2866001
Lennar Homes Holding, LLC	Delaware	16-1641233
Lennar Homes, LLC	Florida	59-0711505
Lennar Homes of Arizona, Inc.	Arizona	65-0163412

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Lennar Homes of California, Inc.	California	93-1223261
Lennar Homes of Texas Land and Construction, Ltd.	Texas	75-2792018
Lennar Homes of Texas Sales and Marketing, Ltd.	Texas	75-2792019
Lennar Illinois Trading Company, LLC	Illinois	None
Lennar Imperial Holdings Limited Partnership	Delaware	20-2552367
Lennar Land Partners Sub, Inc.	Delaware	65-0776454
Lennar Land Partners Sub II, Inc.	Nevada	88-0429001
Lennar Layton, LLC	Delaware	26-3797850
Lennar Long Beach Promenade Partners, LLC	Delaware	20-1258506
Lennar Lytle, LLC	Delaware	20-2374724
Lennar Mare Island, LLC	California	33-0789053
Lennar Marina A Funding, LLC	Delaware	27-0762082
Lennar Massachusetts Properties, Inc.	Delaware	20-2681100
Lennar Multifamily Investors, LLC	Delaware	45-2701002
Lennar New Jersey Properties Inc.	Delaware	20-2681142
Lennar New York, LLC	New York	20-3160452
Lennar Northeast Properties, Inc.	Nevada	20-2552288
Lennar Northeast Properties LLC	New Jersey	20-4874094
Lennar Northwest, Inc.	Delaware	45-2978961
Lennar Pacific, Inc.	Delaware	88-0412608
Lennar Pacific Properties, Inc.	Delaware	88-0412607
Lennar Pacific Properties Management, Inc.	Delaware	30-0139878
Lennar PI Acquisition, LLC	New Jersey	26-1531638
Lennar PI Property Acquisition, LLC	New Jersey	26-1531376
Lennar PIS Management Company, LLC	Delaware	26-3218984
Lennar Placentia TOD Properties, LLC	Delaware	20-1819045
Lennar PNW, Inc.	Washington	20-2977927
Lennar Port Imperial South, LLC	Delaware	20-2552353
Lennar Realty, Inc.	Florida	76-0683361
Lennar Renaissance, Inc.	California	33-0726195
Lennar Reno, LLC	Nevada	22-3895412
Lennar Rialto Investment LP	Delaware	27-1437879
Lennar Riverside West, LLC	Delaware	20-2552385
Lennar Riverside West Urban Renewal Company, L.L.C.	New Jersey	20-2562043
Lennar Sacramento, Inc.	California	33-0794993
Lennar Sales Corp.	California	95-4716082
Lennar San Jose Holdings, Inc.	California	65-0645170
Lennar Southland I, Inc.	California	33-0801714
Lennar Southwest Holding Corp.	Nevada	91-1933536
Lennar Spencer’s Crossing, LLC	Delaware	20-2906597
Lennar Texas Holding Company	Texas	75-2788257
Lennar Trading Company, LP	Texas	72-1574089
Lennar Ventures, LLC	Florida	26-3103505
Lennar West Valley, LLC	California	20-1342854
Lennar.com Inc.	Florida	65-0980149
Lennar/LNR Camino Palomar, LLC	California	90-0159727
Lennar-Lantana Boatyard, Inc.	Florida	56-2321100
LEN-Ryan 1, LLC	Florida	None
Len-Verandahs, LLP	Florida	20-3021304
LFS Holding Company, LLC	Delaware	65-1105931
LH Eastwind, LLC	Florida	20-0097714
LH-EH Layton Lakes Estates, LLC	Arizona	04-3741040
LHI Renaissance, LLC	Florida	02-0680656
LMI-Jacksonville, LLC	Delaware	None
LNC at Meadowbrook, LLC	Illinois	36-0026164
LNC at Ravenna, LLC	Illinois	41-2088272
LNC Communities I, Inc.	Colorado	84-1317557

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

LNC Communities II, LLC	Colorado	84-1317558
LNC Communities III, Inc.	Colorado	84-1361682
LNC Communities IV, LLC	Colorado	84-1512061
LNC Communities V, LLC	Colorado	84-1513989
LNC Communities VI, LLC	Colorado	84-1556776
LNC Communities VII, LLC	Colorado	84-1534329
LNC Communities VIII, LLC	Colorado	84-1553326
LNC Communities IX, LLC	Colorado	None
LNC Northeast Mortgage, Inc.	Delaware	54-1830770
LNC Pennsylvania Realty, Inc.	Pennsylvania	23-2991585
Long Beach Development, LLC	Texas	26-2321011
Lori Gardens Associates, L.L.C.	New Jersey	76-0664697
Lori Gardens Associates II, LLC	New Jersey	20-1944492
Lori Gardens Associates III, LLC	New Jersey	20-1944674
Lorton Station, LLC	Virginia	76-0694499
LW D’Andrea, LLC	Delaware	20-4489534
Madrona Ridge L.L.C.	Illinois	20-0278584
Madrona Village L.L.C.	Illinois	36-4343916
Madrona Village Mews L.L.C.	Illinois	36-0026266
Majestic Woods, LLC	New Jersey	74-3001871
Marble Mountain Partners, LLC	Delaware	41-2076340
Mid-County Utilities, Inc.	Maryland	76-0610395
Mission Viejo 12S Venture, LP	California	33-0615197
Mission Viejo Holdings, Inc.	California	33-0785862
Moffett Meadows Partners, LLC	Delaware	56-2320229
NC Properties I, LLC	Delaware	27-3443043
NC Properties II, LLC	Delaware	27-3443142
Northbridge L.L.C.	Illinois	36-4511102
Northeastern Properties LP, Inc.	Nevada	20-2552328
OHC/Ascot Belle Meade, LLC	Florida	20-3276553
One SR, L.P.	Texas	75-3030507
Palm Gardens At Doral Clubhouse, LLC	Florida	26-0801736
Palm Gardens at Doral, LLC	Florida	20-3959088
Palm Vista Preserve, LLC	Florida	83-0426521
PD-Len Boca Raton, LLC	Delaware	20-8734358
PD-Len Delray, LLC	Delaware	20-8734555
PG Properties Holding, LLC	North Carolina	26-4059800
Pioneer Meadows Development, LLC	Nevada	20-0939113
Pioneer Meadows Investments, LLC	Nevada	20-0939094
POMAC, LLC	Maryland	11-3708149
Port Imperial South Building 14, LLC	New Jersey	20-2562223
Prestonfield L.L.C.	Illinois	36-4511103
Providence Lakes, LLP	Florida	20-1744772
Raintree Village, L.L.C.	Illinois	20-0090390
Raintree Village II L.L.C.	Illinois	20-2118282
Renaissance Joint Venture	Florida	20-0035665
Reserve @ Pleasant Grove II LLC	New Jersey	90-0527127
Reserve @ Pleasant Grove LLC	New Jersey	90-0527123
Reserve at River Park, LLC	New Jersey	72-1537694
Reserve at South Harrison, LLC	New Jersey	76-0682273
Rialto Capital Advisors of New York, LLC	Delaware	27-1935347
Rialto Capital Advisors, LLC	Delaware	27-0953057
Rialto Capital Management, LLC	Delaware	26-4136837
Rialto Capital Partners, LLC	Delaware	27-1433261
Rialto Capital Services, LLC	Delaware	27-0952971
Rialto Partners GP, LLC	Delaware	26-4163601
Rialto REGI, LLC	Florida	27-3570936

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Rialto RL CML 2009-1, LLC	Delaware	27-1805951
Rialto RL RES 2009-1, LLC	Delaware	27-1805869
Rivendell Joint Venture	Florida	65-0843443
Rivenhome Corporation	Florida	76-0569346
RL BB Clearwater, LLC	Florida	27-4683442
RL BB FINANCIAL, LLC	Florida	27-3564237
RL BB Ocala, LLC	Florida	27-4683383
RL BB-AL, LLC	Alabama	27-5306996
RL BB-FL Hillsborough, LLC	Florida	27-4842262
RL BB-GA, LLC	Georgia	27-5305030
RL BB-IL, LLC	Illinois	27-5305154
RL BB-MS, LLC	Mississippi	27-5305630
RL BB-NC BOL 18, LLC	North Carolina	45-3415338
RL BB-NC BOL, LLC	North Carolina	45-3415457
RL BB-NC BSA, LLC	North Carolina	None
RL BB-NC CCR, LLC	North Carolina	30-0704121
RL BB-NC FCI, LLC	North Carolina	45-3415387
RL BB-NC, LLC	North Carolina	27-5305929
RL BB-OH, LLC	Ohio	27-5306531
RL BB-SC Brooksa, LLC	South Carolina	35-2426183
RL BB-SC CLR IV, LLC	South Carolina	None
RL BB-SC CLR V, LLC	South Carolina	None
RL BB-SC CLR VI, LLC	South Carolina	None
RL BB-SC CRRC, LLC	South Carolina	32-0357234
RL BB-TN BRISTOL, LLC	Tennessee	45-0826771
RL BB-TN RACEDAY TOWER, LLC	Tennessee	45-2304147
RL BB-TN, LLC	Tennessee	27-5306383
RL BB-TX, LLC	Texas	27-5306654
RL BB-WV, LLC	West Virginia	27-5306811
RL CMBS Holdings, LLC	Delaware	27-3938742
RL CMBS Investor, LLC	Delaware	27-3938793
RL REGI ALABAMA, LLC	Alabama	27-3581951
RL REGI ARKANSAS, LLC	Arkansas	27-3571297
RL REGI FINANCIAL, LLC	Florida	27-3562025
RL REGI FLORIDA, LLC	Florida	27-3562743
RL REGI GEORGIA, LLC	Georgia	27-3581167
RL REGI KANSAS, LLC	Kansas	27-3581457
RL REGI LOUISIANA, LLC	Louisiana	27-3571080
RL REGI MISSISSIPPI, LLC	Mississippi	27-3620674
RL REGI MISSOURI, LLC	Missouri	27-3599879
RL REGI NORTH CAROLINA, LLC	North Carolina	27-3580984
RL REGI SOUTH CAROLINA, LLC	South Carolina	27-3598905
RL REGI TENNESSEE, LLC	Tennessee	27-3565886
RL REGI VIRGINIA, LLC	Virginia	27-3581298
RL Regi-AL Carrington, LLC	Alabama	27-4342485
RL REGI-AL HMS, LLC	Alabama	45-2830302
RL REGI-AL HP, LLC.	Alabama	45-1295816
RL REGI-AR GBE, LLC	Arkansas	45-2354119
RL REGI-FL APOPKA, LLC	Florida	45-2315176
RL REGI-FL CRC, LLC	Florida	None
RL REGI-FL CUTLER RIDGE, LLC	Florida	45-0634542
RL REGI-FL FT. PIERCE, LLC	Florida	27-3562513
RL REGI-FL ITALIA, LLC	Florida	27-5401776
RL REGI-FL PASCO COUNTY, LLC	Florida	27-3571207
RL REGI-FL RUSKIN, LLC	Florida	27-3562637
RL REGI-FL SARASOTA, LLC	Florida	45-1295240
RL REGI-FL TPL, LLC	Florida	32-0358167

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

RL REGI-FL VARC, LLC	Florida	45-1644591
RL REGI-GA AS VILLAS, LLC	Georgia	45-2062682
RL REGI-GA DRAD, LLC	Georgia	38-3844764
RL REGI-GA HAY DB, LLC	Georgia	45-2042850
RL REGI-GA HMS, LLC	Georgia	45-2604761
RL REGI-GA MHU, LLC	Georgia	45-1643350
RL REGI-KS Conquest, LLC	Kansas	45-1012150
RL REGI-MO BRANSON, LLC	Missouri	45-1011486
RL REGI-MO GMB, LLC	Missouri	45-3113238
RL REGI-MO MOSCOW MILLS, LLC	Missouri	27-3600711
RL REGI-MO PIN OAK, LLC	Missouri	45-2658026
RL REGI-MS Double H, LLC	Missouri	45-2686642
RL REGI-MS OCEAN SPRINGS, LLC	Mississippi	45-0826594
RL REGI-NC CIL, LLC	North Carolina	32-0358179
RL REGI-NC CSP, LLC	North Carolina	30-0707768
RL REGI-NC GTREE, LLC	North Carolina	45-1348728
RL REGI-NC Little Wing LLC	North Carolina	45-2830182
RL REGI-NC Mland, LLC	North Carolina	27-4698876
RL REGI-NC MLD, LLC	North Carolina	38-3856309
RL REGI-NC RALEIGH, LLC	North Carolina	27-3581025
RL REGI-NC RFP, LLC	North Carolina	None
RL REGI-NC SUGARM, LLC	North Carolina	45-2658142
RL REGI-NM, LLC	New Mexico	32-0357688
RL REGI-SC LAKE E, LLC	South Carolina	37-1641019
RL REGI-SC TCS, LLC	South Carolina	38-3955794
RL REGI-SC TIG, LLC	South Carolina	30-0705336
RL REGI-TN GVC, LLC	Tennessee	35-2428616
RL REGI-TN OAK, LLC	Tennessee	45-0826911
RL REGI-TN Sevierville, LLC	Tennessee	27-5271410
RL REGI-TN SPRINGHILL, LLC	Tennessee	45-1295653
RL REGI-TN WILLIAMSON, LLC	Tennessee	45-2496119
RL REGI-VA GLENA, LLC	Virginia	45-2496228
Rutenberg Homes, Inc.	Florida	76-0340291
Rutenberg Homes of Texas, Inc.	Texas	76-0215995
Rye Hill Company, LLC	New York	20-0809495
S. Florida Construction, LLC	Florida	71-0949799
S. Florida Construction II, LLC	Florida	72-1567303
S. Florida Construction III, LLC	Florida	72-1567302
San Lucia, LLC	Florida	20-4372714
Santa Ana Transit Village, LLC	California	45-0512621
Savannah Development, Ltd.	Texas	760654193
Savell Gulley Development, LLC	Texas	26-2592101
Scarsdale, LTD.	Texas	27-0080619
Schulz Ranch Developers, LLC	Delaware	20-4092311
Seminole/70th, LLC	Florida	56-2529886
Siena at Old Orchard, LLC	Illinois	20-1476765
Southbank Holding, LLC	Florida	45-2420546
Spanish Springs Development, LLC	Nevada	76-0672277
St. Charles Active Adult Community, LLC	Maryland	20-1659598
Stoney Corporation	Florida	59-3374931
Stoney Holdings, LLC	Florida	27-5428554
Stoneybrook Clubhouse, Inc.	Florida	76-0555539
Stoneybrook Golf Club, Inc.	Florida	76-0669064
Stoneybrook Joint Venture	Florida	59-3386329
Strategic Cable Technologies, L.P.	Texas	20-1179138
Strategic Holdings, Inc.	Nevada	91-1770357
Strategic Technologies, LLC	Florida	65-0523605

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Summerfield Venture L.L.C.	Illinois	20-0753624
Summerwood, LLC	Maryland	27-0045425
TCO QVI, LLC	Delaware	45-3568663
Temecula Valley, LLC	Delaware	43-1971997
The Baywinds Land Trust	Florida	11-6591848
The Bridges at Rancho Santa Fe Sales Company, Inc.	California	33-0886703
The Bridges Club at Rancho Santa Fe, Inc.	California	33-0867612
The Courts of Indian Creek L.L.C.	Illinois	36-4415696
The LNC Northeast Group, Inc.	Delaware	54-1774997
The Preserve at Coconut Creek, LLC	Florida	20-3287825
Trade Services Investments, Inc.	California	20-2552585
Treviso Holding, LLC	Florida	45-1961704
Tustin Villas Partners, LLC	Delaware	41-2076342
Tustin Vistas Partners, LLC	Delaware	32-0054237
U.S. Home Corporation	Delaware	52-2227619
U.S. Home of Arizona Construction Co.	Arizona	74-2402824
U.S. Home Realty, Inc.	Texas	76-0136964
U.S.H. Los Prados, Inc.	Nevada	88-0232393
U.S.H. Realty, Inc.	Maryland	74-2765031
USH Equity Corporation	Nevada	76-0450341
USH - Flag, LLC	Florida	26-3984776
USH LEE, LLC	Florida	27-5368263
USH (West Lake), Inc.	New Jersey	22-3471278
USH Woodbridge, Inc.	Texas	76-0561576
UST Lennar GP PIS 10, LLC	Delaware	26-3219799
UST Lennar GP PIS 7, LLC	Delaware	26-3219172
Valencia at Doral, LLC	Florida	20-3959040
Vineyard Point 2009, LLC	California	26-4562548
WCP, LLC	South Carolina	51-0461143
West Chocolate Bayou Development, LLC	Texas	26-2320867
West Lake Village, LLC	New Jersey	23-2861558
West Van Buren L.L.C.	Illinois	36-4347398
Westchase, Inc.	Nevada	91-1954138
Willowbrook Investors, LLC	New Jersey	76-0687252
Woodbridge Multifamily Developer I, LLC	Delaware	45-2921413
Woodbridge Multifamily Developer II, LLC	Delaware	45-2921631
Wright Farm, L.L.C.	Virginia	76-0629136

PROSPECTUS

Class A Common Stock

Class B Common Stock

Preferred Stock

Participating Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

We or holders of our securities may from time to time offer our Class A common stock, Class B common stock, preferred stock (which we may issue in one or more series), participating preferred stock, depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series and which may or may not be guaranteed by some or all of our subsidiaries), warrants entitling the holders to purchase one or more classes or series of these securities or units consisting of two or more of these classes or series of securities. We or the selling security holders will determine, when we or they sell securities, the amounts and types of securities we or they will sell and the prices and other terms on which we or they will sell them. We or selling security holders may sell securities to or through underwriters or agents or directly to purchasers.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

In each prospectus supplement we will include the following information:

•	The names of the underwriters or agents, if any, through which we or the selling security holder will sell the securities;

•	The proposed amounts of securities, if any, which the underwriters will purchase;

•	The compensation, if any, of those underwriters or agents;

•	The major risk factors associated with the securities offered;

•	The initial public offering price of the securities, if there is one;

•	Information about securities exchanges or automated quotation systems on which the securities will be listed or traded; and

•	Any other material information about the offering and sale of the securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “LEN” and our Class B common stock is listed on the New York Stock Exchange under the symbol “LEN.B.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we or selling security holders may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2012.

This prospectus is part of a “shelf” registration statement that we filed with the SEC. We or selling security holders may use it to sell any of the securities, or a combination of the securities, described in this prospectus from time to time in one or more offerings. This prospectus contains only a general description of the types of securities we or security holders may offer. Each time we or a securityholder proposes to sell securities, we will file with the SEC a prospectus supplement that describes the specific securities that are being offered and the terms on which they are being offered. The prospectus supplement may also update or change information that is in this prospectus. Before purchasing our securities, you should read this prospectus and the prospectus supplement relating to the specific securities, as well as the information described under the headings “Where You Can Find Additional Information” and “Documents Incorporated by Reference.”

Nobody has been authorized to give any information or to make any representations, other than those contained or incorporated in this prospectus or the applicable prospectus supplement. If given or made, that information or those representations may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to, or solicitation of, any person in any jurisdiction in which such an offer or solicitation would be unlawful.

FORWARD-LOOKING INFORMATION

Some of the statements in this prospectus and the documents incorporated by reference into this prospectus are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our business, financial condition, results of operations, cash flows, strategies and prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” in this prospectus, those described under the caption “Risk Factors” in our Annual Reports on Form 10-K that we have filed, or will file, with the SEC, which are or will be incorporated into this prospectus by reference, and other factors that may be included in our filings with the Securities and Exchange Commission. We do not undertake any obligation to update forward-looking statements, except as required by Federal securities laws.

LENNAR

We are one of the nation’s largest homebuilders, a provider of financial services and, through our Rialto Investments segment, an investor in distressed real estate and real estate related assets. Our homebuilding operations include the construction and sale of single-family attached and detached homes, as well as the purchase, development and sale of residential land directly and through unconsolidated entities in which we have investments. We conduct homebuilding activities in 18 states, with our largest homebuilding operations in Florida, Texas and California. We also provide mortgage financing, title insurance and closing services as well as other ancillary services to our homebuyers and others. Substantially all of the loans that we originate are sold within a short period in the secondary mortgage market on a servicing released, non-recourse basis. After the loans are sold, we retain potential liability for possible claims by purchasers that we breached certain limited industry-standard representations and warranties in the loan sale agreements. Our financial services segment operates generally in the same states as our homebuilding operations, but also operates in other states. Our Rialto Investments segment attempts to generate superior, risk-adjusted returns by focusing on commercial and residential real estate opportunities arising from the dislocation in the United States real estate markets and the expected eventual restructuring and recapitalization of those markets.

We are a Delaware corporation. Our principal offices are at 700 Northwest 107th Avenue, Miami, Florida 33172. Our telephone number at these offices is (305) 559-4000. Our website address is www.lennar.com. The information on our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

	Years Ended November 30,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)(2)	1.6x	1.3x	—x	—x	—x

(1)	For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes plus “fixed charges” and certain other adjustments. “Fixed charges” consist of interest incurred on all indebtedness related to continuing operations (including amortization of original issue discount) and the implied interest component of our rent obligations.
(2)	For the years ended November 30, 2009, November 30, 2008 and November 30, 2007, we had earnings-to-fixed charges deficiencies of $651.7 million, $503.3 million and $2,628.2 million, respectively.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratios of earnings to combined fixed charges and preferred stock dividends were identical to the ratios of earnings to fixed charges.

USE OF PROCEEDS

When we offer particular securities, we will describe in the Prospectus Supplement relating to the securities how we intend to use the proceeds of the sale of those securities. If a selling security holder offers securities, it is likely that we will not receive any of the proceeds from the sale of the securities (unless the holder acquires the securities by exercising warrants, in which case we may receive the warrant exercise price).

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under either (a) an indenture dated as of December 31, 1997, with The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York Mellon, formerly known as The Bank of New York) as trustee or (b) one or more other indentures with that or another trustee. We may supplement any of these indentures from time to time. The following paragraphs describe the provisions of the current indenture. We have filed the indenture dated December 31, 1997, as an exhibit to Registration Statement File No. 333-45527, at which time the trustee was J.P. Morgan Trust Company, N.A., the successor in interest to the original trustee, The First National Bank of Chicago. You can inspect that indenture as described under “Where You Can Find More information” on page 8 or at the office of the trustee that is a party to it.

General

The debt securities will be direct obligations of our company and may be either senior debt securities or subordinated debt securities. Some or all of the co-registrants under the registration statement which includes this prospectus (each of which is our direct or indirect wholly-owned subsidiary) may guaranty our payment of debt securities issued under this prospectus. In addition, the debt securities may be secured by the shares of some or all of our subsidiaries or by other assets. None of the indentures relating to our currently outstanding debt securities limits the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. An indenture or a supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	any limit upon the aggregate principal amount of the issue or series of debt securities which we may issue;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

•	whether our obligations with regard to the debt securities are guaranteed by some or all of our subsidiaries;

•	whether our obligations with regard to the debt securities are secured by shares of some or all of our subsidiaries or by other assets;

•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

•	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;

•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	any special or modified events of default or covenants with respect to the debt securities; and

•	any other material terms of the debt securities.

None of the indentures relating to our currently outstanding debt securities contains any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or future indentures, may contain provisions of that type.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or at a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

We may issue debt securities of an issue or a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that issue or series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each issue or series of debt securities will include:

•	our default in payment of the principal of or premium, if any, on debt securities of the issue or series beyond any applicable grace period;

•

our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of the issue or series;

•	our default for 60 days after notice or a different period specified in a supplemental indenture, which may be no period, in the observance or performance of any other covenants in the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular issues or series of debt securities may include other events of default.

The current indenture provides that the trustee may withhold notice to the holders of any issue or series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so.

The current indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the issue or series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that issue or series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the issue or series of debt securities then outstanding.

The holders of a majority of the outstanding principal amount of an issue or series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

A prospectus supplement will describe any additional or different events of default which apply to any issue or series of debt securities.

Modification of an Indenture

We and the trustee under an indenture may:

•	without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

•

with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

•

with the consent of the holders of not less than a majority in outstanding principal amount of any issue or series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that issue or series of debt securities.

However, we may not:

•

extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or

•

reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of a series which will be affected.

Mergers and Other Transactions

Our current indenture provides that we may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each issue or series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

Guarantees

Debt securities may be guaranteed by some or all of our wholly owned subsidiaries. Those guarantees may remain in effect for the life of the guaranteed debt securities, or may terminate on the occurrence of specified events or circumstances. The prospectus supplement describing an issue of debt securities that are guaranteed by some or all of our wholly owned subsidiaries will identify the guarantor subsidiaries, either by name or by category, and will describe the terms of the guarantee, including any conditions to its effectiveness and any events or circumstances under which it will be suspended or terminate.

Concerning the Trustees

The Bank of New York Mellon Trust Company, N.A., the trustee under our current indenture, or its affiliates, provide, and may continue to provide, loans and banking services to us in the ordinary course of their businesses.

Governing Law

Each of our indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York State.

DESCRIPTION OF WARRANTS

Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

•

the securities which may be purchased by exercising the warrants (which may be Class A common stock, Class B common stock, preferred shares, participating preferred shares, debt securities, depositary shares or units consisting of two or more of those types of securities);

•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

•	the period during which the warrants may be exercised;

•	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

DESCRIPTION OF COMMON STOCK AND PREFERRED SHARES

Our authorized capital stock consists of 300,000,000 shares of Class A common stock, $0.10 par value, 90,000,000 shares of Class B common stock, $0.10 par value, 100,000,000 shares of participating preferred stock, $0.10 par value, and 500,000 shares of preferred stock, $10.00 par value. At December 31, 2011, 157,422,897 shares of our Class A common stock, 31,303,195 shares of our Class B common stock and no shares of participating preferred stock or preferred stock were outstanding.

Preferred Stock

We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series;

•	any limit upon the number of shares of the series which may be issued;

•	the preference, if any, to which holders of the series will be entitled upon our liquidation;

•	the date or dates on which we will be required or permitted to redeem shares of the series;

•	the terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

•	the voting rights of the holders of the series;

•	the dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

•	the right, if any, of holders of the series to convert them into another class or series of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•

any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series; and

•	any other material terms of the series.

Holders of shares of preferred stock will not have preemptive rights under our Certificate of Incorporation or under the Delaware law, but the terms of particular series of preferred stock, or agreements into which we enter when we sell shares of preferred stock, may give rights that are similar to preemptive rights.

Class A and Class B Common Stock

All the outstanding shares of our Class A and Class B common stock are fully paid and nonassessable and are entitled to participate equally and ratably in dividends and in distributions available for the common stock on liquidation. The transfer agent and registrar for the Class A and Class B common stock is Computershare Trust Company, N.A. of Canton, Massachusetts.

Our Class B common stock is identical in every respect with our Class A common stock, except that (a) each share of Class B common stock entitles the holder to ten votes on each matter submitted to the vote of the common stockholders, while each share of Class A common stock entitles the holder to only one vote, (b) amendments to provisions of our Certificate of Incorporation relating to the Class A common stock or the Class B common stock require the approval of a majority of the shares of Class A common stock which are voted with regard to them (as well as approval of a majority in voting power of all the outstanding Class A and Class B common stock combined), and (c) under Delaware law, certain matters affecting the rights of holders of Class B common stock may require approval of the holders of the Class B common stock voting as a separate class.

At December 31, 2011, Stuart A. Miller, our Chief Executive Officer, had voting control, through family-owned entities and personal holdings, of Class A and Class B common stock which would entitle Mr. Miller to approximately 46.0% of the combined votes that could be cast by the holders of our outstanding Class A and Class B common stock combined. That gives significant influence to Mr. Miller in electing our directors and approving matters that are presented to our stockholders. Mr. Miller’s voting power might discourage someone from making a significant equity investment in us, even if we needed the investment to meet our obligations and to operate our business.

DESCRIPTION OF PARTICIPATING PREFERRED STOCK

Our participating preferred stock is identical with the Class A common stock in every way, except that (a) no dividends may be paid with regard to the Class A and Class B common stock in a calendar year until the holders of the participating preferred stock have received a total of $.0125 per share, then no dividends may be paid in that year with regard to the participating preferred stock until the holders of the Class A and Class B common stock have received dividends totaling $.0125 per share, and then any additional dividends in the year will be paid on an equal per share basis to the holders of the participating preferred stock and of the Class A and Class B common stock, (b) if we are liquidated, none of our assets may be distributed to the holders of the Class A and Class B common stock until the holders of the participating preferred stock have received assets totaling $10 per share, then no assets may be distributed to the holders of the participating preferred stock until the holders of the Class A and Class B common stock have received assets totaling $10 per share, and then any further liquidating distributions will be made on an equal per share basis to the holders of the participating preferred stock and of the Class A and Class B common stock, and (c) holders of participating preferred stock will vote separately on corporate actions which would change the participating preferred stock or would cause the holders of the participating preferred stock to receive per share consideration in a merger or similar transaction which is different from the per share consideration received by the holders of the Class A and Class B common stock.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests, which are called depository shares, in shares of our common stock of either class or of particular series of preferred stock. If we did that, we would deposit the common or preferred stock which is the subject of depositary shares with a depositary, which would hold that common or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the common or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that common or preferred stock.

While the deposit agreement relating to a particular class or series of common or preferred stock may have provisions applicable solely to that class or series of stock, all deposit agreements relating to common or preferred stock we issue would include the following provisions:

Dividends and Other Distributions. Each time we pay a cash dividend or make any other type of cash distribution with regard to the common stock or to the preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that common stock or to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable class of common stock or series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares. Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting. Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class of common stock or a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the common or preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of common stock or of the series of preferred stock which is represented by the depositary share.

Conversion. If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement. We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the class of common stock or series of preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the common or preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of common or preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been withdrawn, redeemed or converted or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the common or preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will

•	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;.

•	state whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS

K&L Gates LLP, New York, New York, or other counsel selected by with regard to a particular offering, who will be named in the prospectus supplement relating to that offering, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of Lennar Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. You can call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s Internet Web site at www.sec.gov. In addition, you can read and copy our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, N.Y.

INCORPORATION BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus.

We are incorporating by reference in this prospectus the following documents, which we have previously filed with the SEC. Each of the documents incorporated by reference is an important part of this prospectus.

(a) our Annual Report on Form 10-K for the fiscal year ended November 30, 2011; and

(b) our Proxy Statement on Schedule 14A filed on March 3, 2011 relating to our 2011 Annual Meeting of Stockholders.

Whenever after the date of this prospectus, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us on Form 8-K that, under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus. We will provide this information at no cost to the requester upon written request addressed to Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, Attention: Office of the General Counsel, or upon oral request by calling our Office of the General Counsel at (305) 559-4000.

No dealer, salesperson, or other person has been authorized to give any information or to make any representations in connection with an offer made by this prospectus other than those contained in it and, if given or made, such information or representations must not be relied upon as having been authorized by Lennar. This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any security other than those to which it relates, nor does it constitute an offer to sell, or the solicitation of an offer to purchase, to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale of securities under it will, under any circumstances, create any implication that there has been no change in the affairs of the company since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

Class A Common Stock

Class B Common Stock

Preferred Stock

Participating Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

PROSPECTUS

January 31, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered:

Registration fee — Securities and Exchange Commission	N/A
Accounting fees and expenses	$15,000
Legal fees and expenses	$35,000
Trustees’ fees and expenses	N/A
Miscellaneous	$15,000

Total	$65,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers us to indemnify, subject to certain limitations, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of ours, or is or was serving as such with respect to another entity at our request. The DGCL also permits us to purchase insurance covering our directors, officers, employees and agents, even if its coverage includes matters for which we could not indemnify our directors or officers.

Our bylaws provide for the indemnification by us of each of our directors and officers to the fullest extent permitted by applicable law.

Item 16.	Exhibits.

4.1	Indenture dated as of December 31, 1997, between the Company and The First National Bank of Chicago (incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-45527).

5.1	Opinion of K&L Gates LLP (counsel).

12.1	Statements of computation of ratios of earnings to fixed charges.

23.1	Consent of K&L Gates LLP (counsel) (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (independent registered public accounting firm).

24.1	Power of Attorney (included on the signature pages).

25.1	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company, N.A. as successor trustee under Indenture dated as of December 31, 1997.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility or the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida, on January 31, 2012.

LENNAR CORPORATION

By:	/s/ Stuart A. Miller
Name: Stuart A. Miller
Title: Chief Executive Officer

The following direct or indirect subsidiaries of registrant may guarantee debt securities and are co-registrants under this registration statement:

Name of Co-Registrant

308 Furman, Ltd.

360 Developers, LLC

Ann Arundel Farms, Ltd.

Aquaterra Utilities, Inc.

Asbury Woods L.L.C.

Astoria Options, LLC

Autumn Creek Development, Ltd.

Aylon, LLC

Bay Colony Expansion 369, Ltd.

Bay River Colony Development, Ltd.

BB Investment Holdings, LLC

BCI Properties, LLC

Belle Meade LEN Holdings, LLC

Belle Meade Partners, LLC

BPH I, LLC

Bramalea California, Inc.

Bressi Gardenlane, LLC

Builders LP, Inc.

Cambria L.L.C.

Cary Woods LLC

Casa Marina Development, LLC

Caswell Acquisition Group, LLC

Cedar Lakes II, LLC

Chancellor Place at Hamilton, LLC

Cherrytree II LLC

CL Ventures, LLC

Colonial Heritage LLC

Concord Station, LLP

Coto De Caza, Ltd., Limited Partnership

Coventry L.L.C.

CP Red Oak Management, LLC

CP Red Oak Partners, Ltd.

Creekside Crossing, L.L.C.

Danville Tassajara Partners, LLC

Darcy-Joliet, LLC

DBJ Holdings, LLC

DTC Holdings of Florida, LLC

Estates Seven, LLC

Evergreen Village LLC

F&R Florida Homes, LLC

F&R QVI Home Investments USA, LLC

FLORDADE LLC

Fox-Maple Associates, LLC

Friendswood Development Company, LLC

Garco Investments, LLC

Greentree Holdings, LLC

Greystone Construction, Inc.

Greystone Homes, Inc.

Greystone Homes of Nevada, Inc.

Greystone Nevada, LLC

Greywall Club L.L.C.

Harveston, LLC

Haverford Venture L.L.C.

Haverton L.L.C.

HCC Investors, LLC

Heathcote Commons LLC

Heritage of Auburn Hills, L.L.C.

Hewitts Landing Trustee, LLC

Home Buyer’s Advantage Realty, Inc.

Homecraft Corporation

HTC Golf Club, LLC

Inactive Companies, LLC

Independence L.L.C.

Isles at Bayshore Club, LLC

Lakelands at Easton, L.L.C.

Lakeside Farm, LLC

Largo Park Multifamily Developer, LLC

LCD Asante, LLC

Legends Club, LLC

Legends Golf Club, LLC

LEN - Belle Meade, LLC

LEN - Palm Vista, LLC

LEN Paradise Cable, LLC

LEN Paradise Operating, LLC

Len Paradise, LLC

Lencraft, LLC

LENH I, LLC

Len-Hawks Point, LLC

Lennar - BVHP, LLC

Lennar Aircraft I, LLC

Lennar Arizona, Inc.

Lennar Arizona Construction, Inc.

Lennar Associates Management, LLC

Lennar Associates Management Holding Company

Lennar Bridges, LLC

Lennar Buffington Colorado Crossing, L.P.

Lennar Buffington Zachary Scott, L.P.

Lennar Carolinas, LLC

Lennar Central Park, LLC

Lennar Central Region Sweep, Inc.

Lennar Central Texas, L.P.

Lennar Chicago, Inc.

Lennar Cobra, LLC

Lennar Colorado, LLC

Lennar Communities, Inc.

Lennar Communities Development, Inc.

Lennar Communities Nevada, LLC

Lennar Communities of Chicago L.L.C.

Lennar Construction, Inc.

Lennar Coto Holdings, L.L.C.

Lennar Developers, Inc.

Lennar Distressed Investments, LLC

Lennar Family of Builders GP, Inc.

Lennar Family of Builders Limited Partnership

Lennar Financial Services, LLC

Lennar Fresno, Inc.

Lennar Gardens, LLC

Lennar Georgia, Inc.

Lennar Greer Ranch Venture, LLC

Lennar Heritage Fields, LLC

Lennar Hingham Holdings, LLC

Lennar Hingham JV, LLC

Lennar Homes Holding, LLC

Lennar Homes, LLC

Lennar Homes of Arizona, Inc.

Lennar Homes of California, Inc.

Lennar Homes of Texas Land and Construction, Ltd.

Lennar Homes of Texas Sales and Marketing, Ltd.

Lennar Illinois Trading Company, LLC

Lennar Imperial Holdings Limited Partnership

Lennar Land Partners Sub, Inc.

Lennar Land Partners Sub II, Inc.

Lennar Layton, LLC

Lennar Long Beach Promenade Partners, LLC

Lennar Lytle, LLC

Lennar Mare Island, LLC

Lennar Marina A Funding, LLC

Lennar Massachusetts Properties, Inc.

Lennar Multifamily Investors, LLC

Lennar New Jersey Properties Inc.

Lennar New York, LLC

Lennar Northeast Properties, Inc.

Lennar Northeast Properties LLC

Lennar Northwest, Inc.

Lennar Pacific, Inc.

Lennar Pacific Properties, Inc.

Lennar Pacific Properties Management, Inc.

Lennar PI Acquisition, LLC

Lennar PI Property Acquisition, LLC

Lennar PIS Management Company, LLC

Lennar Placentia TOD Properties, LLC

Lennar PNW, Inc.

Lennar Port Imperial South, LLC

Lennar Realty, Inc.

Lennar Renaissance, Inc.

Lennar Reno, LLC

Lennar Rialto Investment LP

Lennar Riverside West, LLC

Lennar Riverside West Urban Renewal Company, L.L.C.

Lennar Sacramento, Inc.

Lennar Sales Corp.

Lennar San Jose Holdings, Inc.

Lennar Southland I, Inc.

Lennar Southwest Holding Corp.

Lennar Spencer’s Crossing, LLC

Lennar Texas Holding Company

Lennar Trading Company, LP

Lennar Ventures, LLC

Lennar West Valley, LLC

Lennar.com Inc.

Lennar/LNR Camino Palomar, LLC

Lennar-Lantana Boatyard, Inc.

LEN-Ryan 1, LLC

Len-Verandahs, LLP

LFS Holding Company, LLC

LH Eastwind, LLC

LH-EH Layton Lakes Estates, LLC

LHI Renaissance, LLC

LMI-Jacksonville, LLC

LNC at Meadowbrook, LLC

LNC at Ravenna, LLC

LNC Communities I, Inc.

LNC Communities II, LLC

LNC Communities III, Inc.

LNC Communities IV, LLC

LNC Communities V, LLC

LNC Communities VI, LLC

LNC Communities VII, LLC

LNC Communities VIII, LLC

LNC Communities IX, LLC

LNC Northeast Mortgage, Inc.

LNC Pennsylvania Realty, Inc.

Long Beach Development, LLC

Lori Gardens Associates, L.L.C.

Lori Gardens Associates II, LLC

Lori Gardens Associates III, LLC

Lorton Station, LLC

LW D’Andrea, LLC

Madrona Ridge L.L.C.

Madrona Village L.L.C.

Madrona Village Mews L.L.C.

Majestic Woods, LLC

Marble Mountain Partners, LLC

Mid-County Utilities, Inc.

Mission Viejo 12S Venture, LP

Mission Viejo Holdings, Inc.

Moffett Meadows Partners, LLC

NC Properties I, LLC

NC Properties II, LLC

Northbridge L.L.C.

Northeastern Properties LP, Inc.

OHC/Ascot Belle Meade, LLC

One SR, L.P.

Palm Gardens At Doral Clubhouse, LLC

Palm Gardens at Doral, LLC

Palm Vista Preserve, LLC

PD-Len Boca Raton, LLC

PD-Len Delray, LLC

PG Properties Holding, LLC

Pioneer Meadows Development, LLC

Pioneer Meadows Investments, LLC

POMAC, LLC

Port Imperial South Building 14, LLC

Prestonfield L.L.C.

Providence Lakes, LLP

Raintree Village, L.L.C.

Raintree Village II L.L.C.

Renaissance Joint Venture

Reserve @ Pleasant Grove II LLC

Reserve @ Pleasant Grove LLC

Reserve at River Park, LLC

Reserve at South Harrison, LLC

Rialto Capital Advisors of New York, LLC

Rialto Capital Advisors, LLC

Rialto Capital Management, LLC

Rialto Capital Partners, LLC

Rialto Capital Services, LLC

Rialto Partners GP, LLC

Rialto REGI, LLC

Rialto RL CML 2009-1, LLC

Rialto RL RES 2009-1, LLC

Rivendell Joint Venture

Rivenhome Corporation

RL BB Clearwater, LLC

RL BB FINANCIAL, LLC

RL BB Ocala, LLC

RL BB-AL, LLC

RL BB-FL Hillsborough, LLC

RL BB-GA, LLC

RL BB-IL, LLC

RL BB-MS, LLC

RL BB-NC BOL 18, LLC

RL BB-NC BOL, LLC

RL BB-NC BSA, LLC

RL BB-NC CCR, LLC

RL BB-NC FCI, LLC

RL BB-NC, LLC

RL BB-OH, LLC

RL BB-SC Brooksa, LLC

RL BB-SC CLR IV, LLC

RL BB-SC CLR V, LLC

RL BB-SC CLR VI, LLC

RL BB-SC CRRC, LLC

RL BB-TN BRISTOL, LLC

RL BB-TN RACEDAY TOWER, LLC

RL BB-TN, LLC

RL BB-TX, LLC

RL BB-WV, LLC

RL CMBS Holdings, LLC

RL CMBS Investor, LLC

RL REGI ALABAMA, LLC

RL REGI ARKANSAS, LLC

RL REGI FINANCIAL, LLC

RL REGI FLORIDA, LLC

RL REGI GEORGIA, LLC

RL REGI KANSAS, LLC

RL REGI LOUISIANA, LLC

RL REGI MISSISSIPPI, LLC

RL REGI MISSOURI, LLC

RL REGI NORTH CAROLINA, LLC

RL REGI SOUTH CAROLINA, LLC

RL REGI TENNESSEE, LLC

RL REGI VIRGINIA, LLC

RL Regi-AL Carrington, LLC

RL REGI-AL HMS, LLC

RL REGI-AL HP, LLC.

RL REGI-AR GBE, LLC

RL REGI-FL APOPKA, LLC

RL REGI-FL CRC, LLC

RL REGI-FL CUTLER RIDGE, LLC

RL REGI-FL FT. PIERCE, LLC

RL REGI-FL ITALIA, LLC

RL REGI-FL PASCO COUNTY, LLC

RL REGI-FL RUSKIN, LLC

RL REGI-FL SARASOTA, LLC

RL REGI-FL TPL, LLC

RL REGI-FL VARC, LLC

RL REGI-GA AS VILLAS, LLC

RL REGI-GA DRAD, LLC

RL REGI-GA HAY DB, LLC

RL REGI-GA HMS, LLC

RL REGI-GA MHU, LLC

RL REGI-KS Conquest, LLC

RL REGI-MO BRANSON, LLC

RL REGI-MO GMB, LLC

RL REGI-MO MOSCOW MILLS, LLC

RL REGI-MO PIN OAK, LLC

RL REGI-MS Double H, LLC

RL REGI-MS OCEAN SPRINGS, LLC

RL REGI-NC CIL, LLC

RL REGI-NC CSP, LLC

RL REGI-NC GTREE, LLC

RL REGI-NC Little Wing LLC

RL REGI-NC Mland, LLC

RL REGI-NC MLD, LLC

RL REGI-NC RALEIGH, LLC

RL REGI-NC RFP, LLC

RL REGI-NC SUGARM, LLC

RL REGI-NM, LLC

RL REGI-SC LAKE E, LLC

RL REGI-SC TCS, LLC

RL REGI-SC TIG, LLC

RL REGI-TN GVC, LLC

RL REGI-TN OAK, LLC

RL REGI-TN Sevierville, LLC

RL REGI-TN SPRINGHILL, LLC

RL REGI-TN WILLIAMSON, LLC

RL REGI-VA GLENA, LLC

Rutenberg Homes, Inc.

Rutenberg Homes of Texas, Inc.

Rye Hill Company, LLC

S. Florida Construction, LLC

S. Florida Construction II, LLC

S. Florida Construction III, LLC

San Lucia, LLC

Santa Ana Transit Village, LLC

Savannah Development, Ltd.

Savell Gulley Development, LLC

Scarsdale, LTD.

Schulz Ranch Developers, LLC

Seminole/70th, LLC

Siena at Old Orchard, LLC

Southbank Holding, LLC

Spanish Springs Development, LLC

St. Charles Active Adult Community, LLC

Stoney Corporation

Stoney Holdings, LLC

Stoneybrook Clubhouse, Inc.

Stoneybrook Golf Club, Inc.

Stoneybrook Joint Venture

Strategic Cable Technologies, L.P.

Strategic Holdings, Inc.

Strategic Technologies, LLC

Summerfield Venture L.L.C.

Summerwood, LLC

TCO QVI, LLC

Temecula Valley, LLC

The Baywinds Land Trust

The Bridges at Rancho Santa Fe Sales Company, Inc.

The Bridges Club at Rancho Santa Fe, Inc.

The Courts of Indian Creek L.L.C.

The LNC Northeast Group, Inc.

The Preserve at Coconut Creek, LLC

Trade Services Investments, Inc.

Treviso Holding, LLC

Tustin Villas Partners, LLC

Tustin Vistas Partners, LLC

U.S. Home Corporation

U.S. Home of Arizona Construction Co.

U.S. Home Realty, Inc.

U.S.H. Los Prados, Inc.

U.S.H. Realty, Inc.

USH Equity Corporation

USH - Flag, LLC

USH LEE, LLC

USH (West Lake), Inc.

USH Woodbridge, Inc.

UST Lennar GP PIS 10, LLC

UST Lennar GP PIS 7, LLC

Valencia at Doral, LLC

Vineyard Point 2009, LLC

WCP, LLC

West Chocolate Bayou Development, LLC

West Lake Village, LLC

West Van Buren L.L.C.

Westchase, Inc.

Willowbrook Investors, LLC

Woodbridge Multifamily Developer I, LLC

Woodbridge Multifamily Developer II, LLC

Wright Farm, L.L.C.

AS GUARANTORS

By:	/s/ Mark Sustana
	Name:	Mark Sustana

	Title:	As Vice President or authorized agent of the entity or the member, managing member or general partner of the entity.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stuart A. Miller, Bruce E. Gross, Diane J. Bessette and Mark Sustana as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

On Behalf of Lennar Corporation:

Signature	Title(s)	Date

/s/ Stuart A. Miller Stuart A. Miller	Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2012

/s/ Bruce E. Gross Bruce E. Gross	Vice President and Chief Financial Officer (Principal Financial Officer)	January 31, 2012

/s/ David M. Collins David M. Collins	Controller (Principal Accounting Officer)	January 31, 2012

/s/ Irving Bolotin Irving Bolotin	Director	January 31, 2012

/s/ Steven L. Gerard Steven L. Gerard	Director	January 31, 2012

/s/ Theron I. Gilliam Theron I. Gilliam	Director	January 31, 2012

/s/ Sherrill W. Hudson Sherrill W. Hudson	Director	January 31, 2012

/s/ R. Kirk Landon R. Kirk Landon	Director	January 31, 2012

/s/ Sidney Lapidus Sidney Lapidus	Director	January 31, 2012

/s/ Donna Shalala Donna Shalala	Director	January 31, 2012

/s/ Jeffrey Sonnenfeld Jeffrey Sonnenfeld	Director	January 31, 2012

On Behalf of the Following Co-Registrants:

308 Furman, Ltd.(14)

360 Developers, LLC(38)

Ann Arundel Farms, Ltd.(14)

Aquaterra Utilities, Inc.*

Asbury Woods L.L.C.(1)

Astoria Options, LLC(1)

Autumn Creek Development, Ltd.(14)

Aylon, LLC(27)

Bay Colony Expansion 369, Ltd.(14)

Bay River Colony Development, Ltd.(14)

BB Investment Holdings, LLC(39)

BCI Properties, LLC(39)

Belle Meade LEN Holdings, LLC(6)

Belle Meade Partners, LLC(6)

BPH I, LLC(39)

Bramalea California, Inc.*

Bressi Gardenlane, LLC(11)

Builders LP, Inc.*

Cambria L.L.C.(1)

Cary Woods LLC(1)

Casa Marina Development, LLC(38)

Caswell Acquisition Group, LLC(3)

Cedar Lakes II, LLC(27)

Chancellor Place at Hamilton, LLC(2)

Cherrytree II LLC(2)

CL Ventures, LLC(2)

Colonial Heritage LLC(2)

Concord Station, LLP(42)

Coto De Caza, Ltd., Limited Partnership(4)

Coventry L.L.C.(1)

CP Red Oak Management, LLC(40)

CP Red Oak Partners, Ltd.(15)

Creekside Crossing, L.L.C.(1)

Danville Tassajara Partners, LLC(11)

Darcy-Joliet, LLC(24)

DBJ Holdings, LLC(39)

DTC Holdings of Florida, LLC(6)

Estates Seven, LLC(7)

Evergreen Village LLC(2)

F&R Florida Homes, LLC(6)

F&R QVI Home Investments USA, LLC(2)

FLORDADE LLC(6)

Fox-Maple Associates, LLC(2)

Friendswood Development Company, LLC(40)

Garco Investments, LLC(38)

Greentree Holdings, LLC(2)

Greystone Construction, Inc.*

Greystone Homes, Inc.*

Greystone Homes of Nevada, Inc.*

Greystone Nevada, LLC(9)

Greywall Club L.L.C.(1)

Harveston, LLC(11)

Haverford Venture L.L.C.(1)

Haverton L.L.C.(1)

HCC Investors, LLC(11)

Heathcote Commons LLC(2)

Heritage of Auburn Hills, L.L.C.(2)

Hewitts Landing Trustee, LLC(10)

Home Buyer’s Advantage Realty, Inc.*

Homecraft Corporation*

HTC Golf Club, LLC(36)

Inactive Companies, LLC(6)

Independence L.L.C.(2)

Isles at Bayshore Club, LLC(6)

Lakelands at Easton, L.L.C.(2)

Lakeside Farm, LLC(2)

Largo Park Multifamily Developer, LLC(44)

LCD Asante, LLC(34)

Legends Club, LLC(33)

Legends Golf Club, LLC(33)

LEN - Belle Meade, LLC(6)

LEN - Palm Vista, LLC(6)

LEN Paradise Cable, LLC(6)

LEN Paradise Operating, LLC(6)

Len Paradise, LLC(6)

Lencraft, LLC(2)

LENH I, LLC(6)

Len-Hawks Point, LLC(6)

Lennar - BVHP, LLC*

Lennar Aircraft I, LLC(18)

Lennar Arizona, Inc.*

Lennar Arizona Construction, Inc.*

Lennar Associates Management, LLC*

Lennar Associates Management Holding Company*

Lennar Bridges, LLC(11)

Lennar Buffington Colorado Crossing, L.P.(14)

Lennar Buffington Zachary Scott, L.P.(14)

Lennar Carolinas, LLC*

Lennar Central Park, LLC(11)

Lennar Central Region Sweep, Inc.*

Lennar Central Texas, L.P.(14)

Lennar Chicago, Inc.*

Lennar Cobra, LLC(5)

Lennar Colorado, LLC(11)

Lennar Communities, Inc.*

Lennar Communities Development, Inc.*

Lennar Communities Nevada, LLC(9)

Lennar Communities of Chicago L.L.C.(1)

Lennar Construction, Inc.*

Lennar Coto Holdings, L.L.C.(11)

Lennar Developers, Inc.*

Lennar Distressed Investments, LLC*

Lennar Family of Builders GP, Inc.*

Lennar Family of Builders Limited Partnership(12)

Lennar Financial Services, LLC(13)

Lennar Fresno, Inc.*

Lennar Gardens, LLC(33)

Lennar Georgia, Inc.*

Lennar Greer Ranch Venture, LLC(11)

Lennar Heritage Fields, LLC(11)

Lennar Hingham Holdings, LLC(25)

Lennar Hingham JV, LLC(19)

Lennar Homes Holding, LLC(18)

Lennar Homes, LLC(18)

Lennar Homes of Arizona, Inc.*

Lennar Homes of California, Inc.*

Lennar Homes of Texas Land and Construction, Ltd.(14)

Lennar Homes of Texas Sales and Marketing, Ltd.(14)

Lennar Illinois Trading Company, LLC(1)

Lennar Imperial Holdings Limited Partnership(20)

Lennar Land Partners Sub, Inc.*

Lennar Land Partners Sub II, Inc.*

Lennar Layton, LLC(34)

Lennar Long Beach Promenade Partners, LLC(11)

Lennar Lytle, LLC(5)

Lennar Mare Island, LLC(11)

Lennar Marina A Funding, LLC(19)

Lennar Massachusetts Properties, Inc.*

Lennar Multifamily Investors, LLC*

Lennar New Jersey Properties Inc.*

Lennar New York, LLC(2)

Lennar Northeast Properties, Inc.*

Lennar Northeast Properties LLC(21)

Lennar Northwest, Inc.(33)

Lennar Pacific, Inc.*

Lennar Pacific Properties, Inc.*

Lennar Pacific Properties Management, Inc.*

Lennar PI Acquisition, LLC(2)

Lennar PI Property Acquisition, LLC(2)

Lennar PIS Management Company, LLC(21)

Lennar Placentia TOD Properties, LLC(11)

Lennar PNW, Inc.*

Lennar Port Imperial South, LLC(21)

Lennar Realty, Inc.*

Lennar Renaissance, Inc.*

Lennar Reno, LLC(9)

Lennar Rialto Investment LP(26)

Lennar Riverside West, LLC(21)

Lennar Riverside West Urban Renewal Company, L.L.C.(23)

Lennar Sacramento, Inc.*

Lennar Sales Corp.*

Lennar San Jose Holdings, Inc.*

Lennar Southland I, Inc.*

Lennar Southwest Holding Corp.*

Lennar Spencer’s Crossing, LLC(11)

Lennar Texas Holding Company*

Lennar Trading Company, LP(14)

Lennar Ventures, LLC*

Lennar West Valley, LLC(8)

Lennar.com Inc.*

Lennar/LNR Camino Palomar, LLC(11)

Lennar-Lantana Boatyard, Inc.*

LEN-Ryan 1, LLC(6)

Len-Verandahs, LLP(6)

LFS Holding Company, LLC(2)

LH Eastwind, LLC(6)

LH-EH Layton Lakes Estates, LLC(34)

LHI Renaissance, LLC(6)

LMI-Jacksonville, LLC(44)

LNC at Meadowbrook, LLC(1)

LNC at Ravenna, LLC(1)

LNC Communities I, Inc.*

LNC Communities II, LLC(2)

LNC Communities III, Inc.*

LNC Communities IV, LLC(2)

LNC Communities V, LLC(2)

LNC Communities VI, LLC(2)

LNC Communities VII, LLC(2)

LNC Communities VIII, LLC(2)

LNC Communities IX, LLC(37)

LNC Northeast Mortgage, Inc.*

LNC Pennsylvania Realty, Inc.*

Long Beach Development, LLC(28)

Lori Gardens Associates, L.L.C.(2)

Lori Gardens Associates II, LLC(2)

Lori Gardens Associates III, LLC(2)

Lorton Station, LLC(2)

LW D’Andrea, LLC(31)

Madrona Ridge L.L.C.(1)

Madrona Village L.L.C.(1)

Madrona Village Mews L.L.C.(1)

Majestic Woods, LLC(2)

Marble Mountain Partners, LLC(11)

Mid-County Utilities, Inc.*

Mission Viejo 12S Venture, LP(16)

Mission Viejo Holdings, Inc.*

Moffett Meadows Partners, LLC(32)

NC Properties I, LLC(27)

NC Properties II, LLC(27)

Northbridge L.L.C.(1)

Northeastern Properties LP, Inc.*

OHC/Ascot Belle Meade, LLC(6)

One SR, L.P.(14)

Palm Gardens At Doral Clubhouse, LLC(35)

Palm Gardens at Doral, LLC(6)

Palm Vista Preserve, LLC(2)

PD-Len Boca Raton, LLC(6)

PD-Len Delray, LLC(6)

PG Properties Holding, LLC(27)

Pioneer Meadows Development, LLC(31)

Pioneer Meadows Investments, LLC(31)

POMAC, LLC(2)

Port Imperial South Building 14, LLC(41)

Prestonfield L.L.C.(1)

Providence Lakes, LLP(42)

Raintree Village, L.L.C.(1)

Raintree Village II L.L.C.(24)

Renaissance Joint Venture(2)

Reserve @ Pleasant Grove II LLC(2)

Reserve @ Pleasant Grove LLC(2)

Reserve at River Park, LLC(2)

Reserve at South Harrison, LLC(2)

Rialto Capital Advisors of New York, LLC(47)

Rialto Capital Advisors, LLC(48)

Rialto Capital Management, LLC(18)

Rialto Capital Partners, LLC(48)

Rialto Capital Services, LLC(48)

Rialto Partners GP, LLC(48)

Rialto REGI, LLC(48)

Rialto RL CML 2009-1, LLC(48)

Rialto RL RES 2009-1, LLC(48)

Rivendell Joint Venture(30)

Rivenhome Corporation*

RL BB Clearwater, LLC(45)

RL BB FINANCIAL, LLC(50)

RL BB Ocala, LLC(45)

RL BB-AL, LLC(45)

RL BB-FL Hillsborough, LLC(45)

RL BB-GA, LLC(45)

RL BB-IL, LLC(45)

RL BB-MS, LLC(45)

RL BB-NC BOL 18, LLC(45)

RL BB-NC BOL, LLC(45)

RL BB-NC BSA, LLC(45)

RL BB-NC CCR, LLC(45)

RL BB-NC FCI, LLC(45)

RL BB-NC, LLC(45)

RL BB-OH, LLC(45)

RL BB-SC Brooksa, LLC(45)

RL BB-SC CLR IV, LLC(45)

RL BB-SC CLR V, LLC(45)

RL BB-SC CLR VI, LLC(45)

RL BB-SC CRRC, LLC(45)

RL BB-TN BRISTOL, LLC(45)

RL BB-TN RACEDAY TOWER, LLC(45)

RL BB-TN, LLC(45)

RL BB-TX, LLC(45)

RL BB-WV, LLC(45)

RL CMBS Holdings, LLC(48)

RL CMBS Investor, LLC(50)

RL REGI ALABAMA, LLC(46)

RL REGI ARKANSAS, LLC(46)

RL REGI FINANCIAL, LLC(50)

RL REGI FLORIDA, LLC(46)

RL REGI GEORGIA, LLC(46)

RL REGI KANSAS, LLC(46)

RL REGI LOUISIANA, LLC(46)

RL REGI MISSISSIPPI, LLC(46)

RL REGI MISSOURI, LLC(46)

RL REGI NORTH CAROLINA, LLC(46)

RL REGI SOUTH CAROLINA, LLC(46)

RL REGI TENNESSEE, LLC(46)

RL REGI VIRGINIA, LLC(46)

RL Regi-AL Carrington, LLC(46)

RL REGI-AL HMS, LLC(46)

RL REGI-AL HP, LLC(46)

RL REGI-AR GBE, LLC(46)

RL REGI-FL APOPKA, LLC(46)

RL REGI-FL CRC, LLC(46)

RL REGI-FL CUTLER RIDGE, LLC(46)

RL REGI-FL FT. PIERCE, LLC(46)

RL REGI-FL ITALIA, LLC(46)

RL REGI-FL PASCO COUNTY, LLC(46)

RL REGI-FL RUSKIN, LLC(46)

RL REGI-FL SARASOTA, LLC(46)

RL REGI-FL TPL, LLC(46)

RL REGI-FL VARC, LLC(46)

RL REGI-GA AS VILLAS, LLC(46)

RL REGI-GA DRAD, LLC(46)

RL REGI-GA HAY DB, LLC(46)

RL REGI-GA HMS, LLC(46)

RL REGI-GA MHU, LLC(46)

RL REGI-KS Conquest, LLC(46)

RL REGI-MO BRANSON, LLC(46)

RL REGI-MO GMB, LLC(46)

RL REGI-MO MOSCOW MILLS, LLC(46)

RL REGI-MO PIN OAK, LLC(46)

RL REGI-MS Double H, LLC(46)

RL REGI-MS OCEAN SPRINGS, LLC(46)

RL REGI-NC CIL, LLC(46)

RL REGI-NC CSP, LLC(46)

RL REGI-NC GTREE, LLC(46)

RL REGI-NC Little Wing, LLC(46)

RL REGI-NC Mland, LLC(46)

RL REGI-NC MLD, LLC(46)

RL REGI-NC RALEIGH, LLC(46)

RL REGI-NC RFP, LLC(46)

RL REGI-NC SUGARM, LLC(46)

RL REGI-NM, LLC(46)

RL REGI-SC LAKE E, LLC(46)

RL REGI-SC TCS, LLC(46)

RL REGI-SC TIG, LLC(46)

RL REGI-TN GVC, LLC(46)

RL REGI-TN OAK, LLC(46)

RL REGI-TN Sevierville, LLC(46)

RL REGI-TN SPRINGHILL, LLC(46)

RL REGI-TN WILLIAMSON, LLC(46)

RL REGI-VA GLENA, LLC(46)

Rutenberg Homes, Inc.*

Rutenberg Homes of Texas, Inc.*

Rye Hill Company, LLC(2)

S. Florida Construction, LLC(6)

S. Florida Construction II, LLC(6)

S. Florida Construction III, LLC(6)

San Lucia, LLC(35)

Santa Ana Transit Village, LLC(43)

Savannah Development, Ltd.(14)

Savell Gulley Development, LLC(14)

Scarsdale, LTD.(14)

Schulz Ranch Developers, LLC(31)

Seminole/70th, LLC(6)

Siena at Old Orchard, LLC(1)

Southbank Holding, LLC(6)

Spanish Springs Development, LLC(2)

St. Charles Active Adult Community, LLC(2)

Stoney Corporation*

Stoney Holdings, LLC(2)

Stoneybrook Clubhouse, Inc.(30)

Stoneybrook Golf Club, Inc.(29)

Stoneybrook Joint Venture(30)

Strategic Cable Technologies, L.P.(17)

Strategic Holdings, Inc.†

Strategic Technologies, LLC†

Summerfield Venture L.L.C.(1)

Summerwood, LLC(2)

TCO QVI, LLC(2)

Temecula Valley, LLC(43)

The Baywinds Land Trust(6)

The Bridges at Rancho Santa Fe Sales Company, Inc.(7)

The Bridges Club at Rancho Santa Fe, Inc.(7)

The Courts of Indian Creek L.L.C.(1)

The LNC Northeast Group, Inc.*

The Preserve at Coconut Creek, LLC(6)

Trade Services Investments, Inc.*

Treviso Holding, LLC(6)

Tustin Villas Partners, LLC(11)

Tustin Vistas Partners, LLC(32)

U.S. Home Corporation*

U.S. Home of Arizona Construction Co.*

U.S. Home Realty, Inc.*

U.S.H. Los Prados, Inc.*

U.S.H. Realty, Inc.*

USH Equity Corporation*

USH - Flag, LLC*

USH LEE, LLC(33)

USH (West Lake), Inc.*

USH Woodbridge, Inc.*

UST Lennar GP PIS 10, LLC(22)

UST Lennar GP PIS 7, LLC(22)

Valencia at Doral, LLC(6)

Vineyard Point 2009, LLC(11)

WCP, LLC(27)

West Chocolate Bayou Development, LLC(28)

West Lake Village, LLC(49)

West Van Buren L.L.C.(1)

Westchase, Inc.*

Willowbrook Investors, LLC(2)

Woodbridge Multifamily Developer I, LLC(44)

Woodbridge Multifamily Developer II, LLC(44)

Wright Farm, L.L.C.(2)

*	Mark Sustana and Diane J. Bessette are Directors/Managers of this company. Stuart A. Miller is the Chief Executive Officer, Bruce E. Gross is the Chief Financial Officer and David M. Collins is the Controller of this company.
†	Mark Sustana, David Kaiserman and Diane J. Bessette are Directors of this company. David Kaiserman is the Chief Executive Officer and Cristina Pardo is the Principal Financial Officer and the Controller of this company.
(1)	Executed by Lennar Chicago, Inc. as Managing Member.
(2)	Executed by U.S. Home Corporation as Managing Member.
(3)	Executed by Lennar Georgia, Inc. as Sole Member.
(4)	Executed by its General Partner, Lennar Land Partners Sub II, Inc.
(5)	Executed by Lennar Fresno, Inc. as Managing Member.
(6)	Executed by Lennar Homes, LLC as Managing Member.
(7)	Executed by HHC Investors, LLC, its Sole Member, by Lennar Homes of California, Inc., its Sole Member.
(8)	Executed by Lennar Renaissance, Inc. as Managing Member.
(9)	Executed by Lennar Pacific Properties Management, Inc. as Sole Member and Managing Member.
(10)	Executed by Lennar Hingham Holdings, LLC, its Sole Member, by Lennar Hingham JV, LLC, its Managing Member, by Lennar Massachusetts Properties, Inc., its Managing Member.
(11)	Executed by Lennar Homes of California, Inc. as Managing Member.
(12)	Executed by its General Partner, Lennar Family of Builders GP, Inc.
(13)	Executed on behalf of LFS Holding Company, LLC by U.S. Home Corporation, its Managing Member.
(14)	Executed by Lennar Texas Holding Company, its General Partner.
(15)	Executed by CP Red Oak Management, LLC, its General Partner, by Lennar Homes of Texas Land and Construction, Ltd., its Sole Member, by Lennar Texas Holding Company, its General Partner.
(16)	Executed by Mission Viejo Holdings, Inc., its General Partner.
(17)	Executed by Strategic Technologies, LLC, its General Partner.
(18)	Executed by Lennar Corporation, as Managing Member.
(19)	Executed by Lennar Massachusetts Properties, Inc., as Managing Member.
(20)	Executed by Lennar Northeast Properties, Inc., its General Partner.
(21)	Executed by Lennar Northeast Properties, Inc., its Managing Member.
(22)	Executed by Lennar Port Imperial South, LLC, its Member, by Lennar Northeast Properties, Inc., its Managing Member.

(23)	Executed by Lennar Riverside West, LLC, its Member, by Lennar Northeast Properties, Inc., its Managing Member.
(24)	Executed by Lennar Communities of Chicago, L.L.C., its Managing Manager.
(25)	Executed by Lennar Hingham JV, LLC, its Managing Manager, by Lennar Massachusetts Properties, Inc., its Managing Member.
(26)	Executed by Rialto Capital Partners, LLC, its General Partner, by Rialto Capital Management, LLC, its Managing Member, by Lennar Corporation, its Sole Member.
(27)	Executed by Lennar Carolinas, LLC, its Sole Member.
(28)	Executed by Lennar Texas Holding Company, as Managing Member.
(29)	Executed by U.S. Home Corporation, its Sole Shareholder.
(30)	Executed by Stoney Corporation, its Member.
(31)	Executed by Lennar Reno, LLC, its Sole Member.
(32)	Executed by Marble Mountain Partners, LLC, its Sole Member, by Lennar Homes of California, Inc., its Managing Member.
(33)	Executed by Lennar Homes Holding, LLC, its Sole Member.
(34)	Executed by Lennar Communities Development, Inc., its Sole Member.
(35)	Executed by Palm Gardens at Doral, LLC, its Sole Member, by Lennar Homes, LLC, its Sole Member.
(36)	Executed by Lennar Colorado, LLC, its Sole Member, by Lennar Homes of California, Inc. its Sole Member.
(37)	Executed by The LNC Northeast Group, Inc., its Sole Member.
(38)	Executed by S. Florida Construction, LLC, its Sole Member, by Lennar Homes, LLC, its Sole Member.
(39)	Executed by Pioneer Meadows Investments, LLC, its Sole Member, by Lennar Reno, LLC, its Sole Member.
(40)	Executed by Lennar Homes of Texas Land and Construction, Ltd., its Sole Member, by Lennar Texas Holding Company, its General Partner.
(41)	Executed by Lennar Imperial Holdings Limited Partnership, its Sole Member, by Lennar Northeast Properties, Inc., its General Partner.
(42)	Executed by Lennar Homes, LLC, its Managing Partner.
(43)	Executed by Greystone Homes, Inc., its Sole Member.
(44)	Executed by Lennar Multifamily Investors, LLC by U.S. Home Corporation, its Sole Member.
(45)	Executed by RL BB FINANCIAL, LLC, its Sole Member, by Lennar Pacific Properties, Inc., its Sole Member.
(46)	Executed by RL REGI FINANCIAL, LLC, its Sole Member, by Lennar Pacific Properties, Inc., its Sole Member.
(47)	Executed by Rialto Capital Advisors, LLC, its Sole Member, by Rialto Capital Management, LLC, its Managing Member, by Lennar Corporation, its Sole Member.
(48)	Executed by Rialto Capital Management, LLC, its Managing Member, by Lennar Corporation, its Sole Member.
(49)	Executed by USH (West Lake), Inc., its Sole Member, by U.S. Home Corporation, its Sole Shareholder.
(50)	Executed by Lennar Pacific Properties, Inc., its Sole Member.

Signature	Title(s)	Date

/s/ Diane J. Bessette Diane J. Bessette	Director/Manager	January 31, 2012

/s/ Bruce E. Gross Bruce E. Gross	Chief Financial Officer	January 31, 2012

/s/ David Kaiserman David Kaiserman	Director, Chief Executive Officer	January 31, 2012

/s/ Stuart A. Miller Stuart A. Miller	Director, Chief Executive Officer	January 31, 2012

/s/ Cristina Pardo Cristina Pardo	Principal Financial Officer, Controller	January 31, 2012

/s/ Mark Sustana Mark Sustana	Director/Manager	January 31, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of December 31, 1997, between the Company and The First National Bank of Chicago (incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-45527).

5.1	Opinion of K&L Gates LLP (counsel).

12.1	Statements of computation of ratios of earnings to fixed charges.

23.1	Consent of K&L Gates LLP (counsel) (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (independent registered public accounting firm).

24.1	Power of Attorney (included on the signature pages).

25.1	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company, N.A. as successor trustee under the Indenture dated as of December 31, 1997.